PRESS RELEASE

Contacts:

Investors	Media
Investor Relations Department	Denise DesChenes/Kara Findlay
(800) 451-3801	Nathaniel Garnick
Sard Verbinnen & Co
(212) 687-8080

FOAMEX NAMES ROBERT M. LARNEY CHIEF FINANCIAL OFFICER

Seasoned Financial Executive Brings Over

Two Decades of Financial and Operational Experience

LINWOOD, PA – August 7, 2007 - Foamex International Inc. (OTC: FMXL) today announced that Robert M. Larney has been named Executive Vice President and Chief Financial Officer, effective August 13, 2007, reporting to Jack Johnson, Chief Executive Officer of Foamex.

“We’re pleased to welcome Bob to Foamex,” stated Mr. Johnson. “With more than two decades of experience, Bob brings extensive financial and operational expertise to Foamex, having served as a senior executive at many well-respected manufacturing companies. I am confident that he will be a positive addition to our management team and he will be instrumental in helping Foamex’s goals of increasing free cash flow generation and improving operating efficiencies.”

Mr. Larney, 56, has extensive financial and operational experience, including profitability and efficiency improvement initiatives, cash flow generation strategies and business risk management. Most recently, he was Executive Vice President and Chief Financial Officer, Business Group America of Rieter Automotive Systems, a division of Rieter Group with more than $500 million in sales. While at Rieter, Mr. Larney helped to establish the company’s strategic direction, organizational structure, and manufacturing footprint. From 2000 to 2004, Mr. Larney served as Vice President and Chief Financial Officer of Magee Rieter Automotive Systems. Prior to that, Mr. Larney was Chief Financial Officer of Lutron Electronics from 1996 to 2000. From 1986 to 1996, Mr. Larney worked at Ingersoll-Rand Company in positions of increasing responsibility, concluding his tenure there as Treasurer of Ingersoll-Rand Canada and Japan. Prior to his experience with Ingersoll-Rand Company, Mr. Larney held a number of positions in operational control and administration.

Mr. Larney is a Certified Public Accountant and a Six Sigma Green Belt. He received an M.B.A. in finance from LaSalle University and a B.B.A. in accounting from the Wharton School of the University of Pennsylvania.

Mr. Johnson also added, “I would like to thank Steven Markert, who served as Interim CFO these past eight months. We appreciate his contributions to the Company during this transitional period and wish him well in his future endeavors.”

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company's liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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